                                                              Exhibit 10.37

                                   As of June 30, 1996


Wayne P. Garrett
Vice President - Finance/CFO
Cambridge SoundWorks, Inc.
311 Needham Street
Newton, Massachusetts 02164

Re:   Amendment to Loan and Security Agreement dated as of April 27, 1995

Dear Wayne:

      We refer to the loan and Security Agreement dated as of April 27, 1995 (as amended, the "Agreement"), between Cambridge SoundWorks, Inc. (the "Borrower") and the First National Bank of Boston (the "Lender").

      This will confirm our understanding that, from and after the date hereof: (a) the reference to the dollar amount "$5,800,000" in clause (i) of the definition of "Borrowing Base," within Section 1.6 of the Agreement, shall be deleted and replaced with a reference to the dollar amount "$7,400,000;" and (b) the reference to "the Base Rate plus one-quarter of one percent (.25%)" within Section 5.1 (b) of the Agreement shall be deleted and replaced with a reference to "the Base Rate plus three-quarters of one percent (.75%)."

      In addition, this will confirm that, in addition to the security interests already granted, you will also now grant to us a first-priority security interest in your fixed assets, and accordingly, Section 7.1 of the Agreement is amended to read in its entirety as net forth on ANNEX A hereto.

      Except to the extent specifically amended by the preceding paragraph, all of the terms, conditions and provisions of the Agreement (including without limitation the definition of "Borrowing Base" apart from the dollar reference as so amended) will remain unmodified, and the Agreement, as amended by this letter, is confirmed as being in full force and effect. In addition, this letter does not constitute a waiver of any rights or remedies which the Lender may have under the Agreement or otherwise arising.

      Please sign the letter where indicated below to confirm your agreement with the provisions hereof.


                                          Very truly yours,

                                          THE FIRST NATIONAL BANK OF BOSTON


                                          By: /s/ Timothy G. Clifford
                                              _______________________________
                                              Title: Vice President


ACCEPTED AND AGREED
as of the date of the above letter:

CAMBRIDGE SOUNDWORKS, INC.

By: /s/ Wayne P. Garrett
    _____________________________
    Title: V.P. Finance - CFO

                                    ANNEX A


      7.1 As security for the payment and performance of all Obligation (including, without limitation, the Borrower's Obligations hereunder), the Lender shall have and the Borrower hereby grants to the Lender a continuing security interest in all personal property and fixtures of the Borrower of every kind and description, tangible or tangible, whether now or hereafter existing, whether now owned or hereafter acquired, and wherever located, including but not limited to the following: all Inventory of the Borrower; all furniture, fixtures and similar property of the Borrower: all Accounts of the Borrower, all contract rights of the Borrower (including without limitation all rights of the Borrower under the Best Buy Agreement); all other rights of the Borrower to the payment of money, including without limitation amounts due from franchises, affiliates, or Subsidiaries, tax refunds, and insurance proceeds; all machinery and equipment of the Borrower; those assets which are, or will be, classified as "gross fixed assets" within the Borrower's audited financial statements delivered to the Lender pursuant to Section 2.14 (a); all interests of the borrower in goods as to which an Account shall have arisen; all files, records (including without limitation computer programs, tapes and related electronic data processing software) and writings of the Borrower or in which the Borrower has an interest, in any way relating to the foregoing property (including without limitation customer lists); all good, instruments, documents of title, policies and certificates of insurance, securities, chattel paper, deposits, cash or other property owned by the Borrower or in which the Borrower has an interest which are now or hereafter be in the possession of the Lender or as to which the Lender may now or may hereafter control possession by documents of tittle or otherwise; all general intangibles of the Borrower; and any rights of the Borrower to retrieval from third parties of electronically processed and recorded information pertaining to any of the types of collateral referred to in this
Section 7.1; any other property of the Borrower, tangible or intangible, in which the Lender now has or hereafter acquires a security interest or which is now or may hereafter be in the possession of the Lender; any sums at any time credited by or due from the Lender to the Borrower, including deposits; and proceeds and products of all of the foregoing: PROVIDED THAT, the foregoing security interest shall not extend to the patents, trademarks, copyrights and customer lists of the Borrower (the "Intellectual Property"); PROVIDED FURTHER, however, that the foregoing proviso shall not apply, and the foregoing security interest shall extend, to Intellectual Property which constitutes the proceeds of property which itself does not constitute Intellectual Property.